Exhibit 25(n) under Form N-2

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Federated Hermes Project and Trade Finance Tender Fund:

We consent to the use of our report dated May 26, 2021, with respect to the financial statements of Federated Hermes Project and Trade Finance Tender Fund as of March 31, 2021, incorporated herein by reference and to the references to our firm under the headings “Financial Information” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
May 26, 2021